UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2019

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000		98164
Seattle	WA
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (206) 701-2000
None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRAY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Cray Inc., a Washington corporation (“Cray”) held a Special Meeting of Shareholders (the “Special Meeting”) on August 27, 2019 at the offices of Fenwick & West LLP, located at 1191 Second Avenue, 10th Floor, Seattle, WA 98101. An aggregate of 41,337,879 shares of Company common stock were entitled to vote at the Special Meeting, and a total of 33,167,348 shares, constituting a quorum, were represented in person or by proxy.
At the Special Meeting, the shareholders of Cray voted on the following proposals: (i) to approve the Agreement and Plan of Merger, dated as of May 16, 2019, by and among Hewlett Packard Enterprise Company, a Delaware corporation (“HPE”), Canopy Merger Sub, Inc., a Washington corporation and wholly-owned subsidiary of HPE, and Cray, as such agreement may be amended from time to time (the “Merger Agreement”) (such proposal, “Proposal One: Merger Agreement Vote”); (ii) to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Cray’s named executive officers in connection with the merger (such proposal, “Proposal Two: Advisory Compensation Vote”); and (iii) to approve the adjournment of the special meeting to a later date, if the Board determines that it is necessary or appropriate and is permitted by the Merger Agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the approval of the Merger Agreement at the time of the special meeting (such proposal, “Proposal Three”). Each of these proposals is described in more detail in Cray’s definitive proxy statement, dated June 25, 2019. The voting results for each of the proposals are detailed below:

	For	Against	Abstentions
Proposal One: Merger Agreement Vote	32,357,712	595,875	213,761
Proposal Two: Advisory Compensation Vote	13,885,756	18,669,412	612,180

Proposal Three. There being a quorum present and sufficient votes in favor of Proposal One: Merger Agreement Vote, the shareholders were not asked to vote with respect to Proposal Three.

Item 8.01. Other Events.

Regulatory Approval Required for the Merger
On August 23, 2019, the Korea Fair Trade Commission granted clearance with respect to the merger to be effected pursuant to the Merger Agreement (the “Merger”).
As previously disclosed, the German Federal Cartel Office terminated the applicable waiting period for the Merger in Germany on August 8, 2019, the Austrian Federal Competition Authority granted clearance with respect to the Merger on August 12, 2019, and the waiting period for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on August 16, 2019.

The receipt of such antitrust clearances, the expiration of such waiting periods and approval of the Merger Agreement by Cray's shareholders were some of the conditions to the closing of the Merger as specified in the Merger Agreement.
The closing of the Merger is subject to the satisfaction of certain other closing conditions set forth in the Merger Agreement, including the expiration of the requisite waiting period in Japan. The requisite waiting period in Japan will expire on September 20, 2019 unless the Japan Fair Trade Commission requests additional information (in which event this waiting period would be extended).
The foregoing information should be read in conjunction with the definitive proxy statement filed with the Securities and Exchange Commission on June 25, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 27, 2019

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Senior Vice President Administration, General Counsel and Corporate Secretary